Exhibit 10.9

FORBEARANCE AGREEMENT NO. 5

THIS FORBEARANCE AGREEMENT No. 5 (this “Agreement”) is made and entered into as of November 1, 2005 by and among EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), BAD TOYS HOLDINGS, INC., a Nevada corporation (“Parent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF (“CF”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF (“EF”) (collectively, CF and EF and their successors, endorsees, transferees, affiliates, and assigns are referred to as “GECC”).

RECITALS

FIRST:	Borrower, Parent, and GECC are parties to that certain Restructuring Agreement, dated as of March 18, 2005, as amended by that certain Amendment No. 1 To Restructuring Agreement, dated as of April 29, 2005 (as amended, the “Restructuring Agreement”).

SECOND:	Borrower has been in default under the CF Documents for an extensive period of time pursuant to Existing Defaults (as that term is defined is the Forbearance Agreements) and other matters stated in the Forbearance Agreements, and interest is accruing, and continues to accrue at the Default Rate as defined in Section 1.16 of the Loan Agreement. Borrower continues to be in the default under EF Documents on account of Emergystat Stock Purchase.

THIRD:	The 2005 Tax Default continues to exist. Schedule 1, attached hereto and by this reference made a part hereof, sets forth, among other things, a current, complete, and accurate list of all 2005 Unfunded Payroll Taxes.

FOURTH:	Borrower has failed to provide GECC with written confirmation and reports, as required by Section 3.9 of the 9/1/05 Forbearance Agreement, that Borrower is in full compliance with the lockbox provisions of Section 2.3 of the Loan Agreement. One hundred percent (100%) of the Accounts Proceeds are not being deposited directly into the Lockbox Account(s) by payors of Borrower’s Accounts, and Borrower acknowledges that Borrower’s continuing failure to cause such direct deposits constitutes an additional default under CF Documents.

FIFTH:	CF has made substantial and extensive financial accommodations to Borrower under the terms and conditions of the Forbearance Agreements, the Tri-Party Agreement, and the Restructuring Agreement. EF also has accommodated Borrower’s request to forbear under the terms and conditions of the Restructuring Agreement.

SIXTH:	The forbearance period with respect to both the EF Obligations and the CF Obligations expired on October 31, 2005.

SEVENTH:	In light of the expiration of the forbearance period, the continued existence of the Existing Defaults, and of the 2005 Tax Default, and Borrower’s failure to comply with the terms and conditions of the Forbearance Agreements and the Restructuring Agreement: (i) GECC has no obligation of any kind to provide further funding or financial accommodations to Borrower under the GECC Documents or otherwise, (ii) GECC is entitled to declare the CF Obligations and the EF Obligations immediately due and payable, and (iii) GECC is entitled to exercise immediately its rights and remedies against Borrower and the Consolidation Note Collateral pursuant to any and all of the GECC Documents and applicable law on account of the Existing Defaults and the 2005 Tax Default.

EIGHTH:	Borrower and Parent have represented to GECC that: (i) Parent and Tenth Street Fund I, L.P., have executed a term sheet dated October 26, 2005, regarding a $3,500,000.00 financing, (i) Parent continues to work toward a transaction between Parent and Barron Partners LP regarding an offering of equity in Parent, (ii) Parent plans to use the proceeds of any equity offering or other financing to pay the Unfunded Payroll Taxes, related penalties, and the 2005 Unfunded Payroll Taxes, (iii) Borrower continues to pursue refinancing from Meridian Commercial Healthcare Finance sufficient to pay in full the CF Obligations and the EF Obligations, (iv) Parent plans to cause loan proceeds received by any affiliate of Parent and Borrower to be utilized to pay the Unfunded Payroll Taxes, related penalties, and the 2005 Unfunded Payroll Taxes, (v) Borrower continues to work diligently with the IRS to resolve the Enforcement Notice, as well as the Unfunded Payroll Taxes, and (v) relations between Borrower and Johnny Glenn Crawford continue to be seriously strained.

NINTH:	Borrower is asking GECC to continue to forbear from exercising its collection and other rights, and to continue to make advances under the CF Documents. GECC is willing to agree to this request by Borrower but only under the terms and conditions set forth in this Agreement.

Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and agreements, provisions and covenants herein contained, each of Borrower, Parent, and GECC agrees as follows:

1. Definitions. Unless otherwise defined in this Agreement or in the above Recitals, all capitalized terms used herein shall have the meanings ascribed to them in the Forbearance Agreements and the Restructuring Agreement as applicable. In addition, the following capitalized terms shall have the meanings set forth below:

1.1 “Existing Defaults” means (i) all Existing Defaults (as that term is defined in the Forbearance Agreements) and defaults with respect to other matters stated in the Forbearance Agreements, and (ii) the 2005 Tax Default.

1.2 “Forbearance Agreements” means all of the forbearance letter agreements between CF and Borrower identified and set forth in Schedule “2” attached hereto.

1.3 “GECC Documents” means all of the CF Documents, the EF Documents, the Consolidation Note, the Forbearance Agreements, the Restructuring Agreement, the Tri-Party Agreement, and all notes, loan agreements, security agreements, guaranties, deeds of trust, and other instruments and documents, executed and delivered in connection therewith in favor of CF and/or EF, whether such documents and instruments are now existing or hereafter created, as the same have been and may be further amended, replaced, supplemented or otherwise modified from time to time, including but not limited to the Restructuring Agreement.

1.4 “Pacific Capital Lawsuit” means Case No. C36478(M) pending in the Law Court for Sullivan County At Kingsport, Tennessee, captioned as Pacific Capital, L.P. v. Emergystat, Inc., et al; and any other state or federal proceeding based on the same or similar factual allegations.

2. Recitals. Each of Borrower and Parent hereby acknowledges that all of the Recitals stated above are true and accurate, and by this reference are incorporated into and made a part of the body of this agreement.

3. Limited Forbearance. Subject to all of the precisions of this Agreement, GECC will forbear from exercising its right and remedies under GECC Documents and otherwise with respect to the Existing Defaults and the Enforcement Notice Default, and subject to the terms and conditions of the CF Documents, CF will continue to make advances to Borrower, from November 1, 2005, through November 30, 2005 (the “Extended Forbearance Period”) if, and only if, each and all of the following are satisfied timely and continue to be satisfied:

3.1	Scheduled Mandatory Payments Under Consolidation Note.

3.1.1 On or before November 30, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of the entire amount of both the CF Obligations and the EF Obligations, as determined by CF and EF and in accordance with the GECC Documents. Such payment shall permanently reduce such obligations, and upon receipt of such payment in full CF shall have no further obligation to make advances or otherwise extend credit to Borrower.

3.1.2 Borrower shall continue to make regularly scheduled payments when due to GECC with respect to the EF Obligations until such time when GECC shall have received payment in full of the entrire amount of the EF Obligations, and nothing contained in this Agreement shall be construed to excuse or extend the time or times when such regularly scheduled payments are due.

3.2 Crawford Relationship Status Reports.

3.2.1 Lease. Within three (3) days of execution and delivery of this Agreement, Borrower shall deliver to GECC: (i) a true and complete (including all exhibits, schedules, and other attachments) copy of the fully executed lease between Borrower, as lessee, and Johnny

Glenn Crawford (“Crawford”) or an entity controlled by Crawford, as lessor, of Borrower’s corporate headquarters located at 126 Emergystat Loop, Vernon, Alabama 35592 (the “Headquarters Lease”), and (ii) all amendments, modifications, replacements, extensions and other agreements in any way affecting the Headquarters Lease. Borrower has delivered to GECC a copy of an unsigned lease between Crawford and Emergystat, Inc., but Borrower acknowledges and agrees that Borrower is still obligated to provide GECC with a true and complete copy of the fully executed Headquarters Lease.

3.2.2 Intercompany Loans. On or before Monday, November 7, 2005, Borrower shall deliver to GECC true and complete (including exhibits, schedules, and other attachments) copies of all documentation, including, but not limited to, all promissory notes, loan agreements, other type agreements, ledger entries, and other documents, evidencing each and every intercompany loan or other transaction, financial or otherwise, between Borrower and Crawford.

3.2.3 Status Reports. Upon execution and delivery of this Agreement and continuing on each Monday thereafter, Borrower shall deliver to GECC, in form, content, and detail satisfactory to GECC, (i) a written report (executed and certified by Borrower’s authorized representatives) describing any and all actions, communications (both verbal and written), negotiations with Crawford during the previous week regarding the Headquarters Lease and the overall relationship between Borrower and Crawford, and (ii) true and complete copies (executed and certified by Borrower’s authorized representatives) of all correspondence and other documentation exchanged between Borrower and Crawford including, but not limited to, all eviction notices, threats of eviction, and alll other legal actions commenced or threatened by Crawford, Borrower, or Parent.

3.3 Guarantor Consent. Upon execution and delivery of this Agreement by Borrower to GECC, Borrower shall deliver to GECC the Consent And Agreement Of Guarantor form attached this Agreement duly executed by Parent.

3.4 Lawsuit Status Reports. Commencing on Monday, November 7, 2005, and continuing on each Monday thereafter, Borrower shall deliver to GECC, in form, content, and detail satisfactory to GECC, written reports (executed and certified by Borrower’s authorized representatives) describing any and all actions, communications, negotiations with Pacific Capital, L.P. regarding the Pacific Capital Lawsuit during the previous week, including but not limited to, any settlement proposals, proposed motions, dismissal discussions, and discussions regarding GECC as a defendant in the Pacific Capital Lawsuit.

3.5 Current Payroll Taxes. Commencing on November 1, 2005, and continuing thereafter: (i) without exception Borrower shall pay timely and in full each and every payroll tax amount when due, and (ii) within one (1) Business Day of each such payroll tax payment made, shall deliver to CF written confirmation (in form, substance, and detail satisfactory to CF, and executed and certified by authorized representatives of Borrower) of each such payroll tax payment made, including, but not limited to, the amount, date paid, and taxing authority. Each of Borrower and Parent hereby acknowledges and agrees that any failure by Borrower to perform fully and continuously under this Section 3.5 shall constitute an automatic Event of Default hereunder and under the CF Documents and shall automatically terminate the Extended Forbearance Period, all without the need for any further notice or declaration of any kind by CF.

3.6 Incorporation Of GECC Documents. During the Extended Forbearance Period, and unless expressly modified in this Agreement, Borrower shall comply with and satisfy, and shall continue to comply with and satisfy, all terms, conditions, and requirements of the GECC Documents, all without any waiver of or other effect upon GECC’s continuing rights thereunder and otherwise.

3.7 Resolution Of The Enforcement Notice. With respect to the Enforcement Notice (as defined in the Twentieth Forbearance Agreement), and in order to confirm the status of the Enforcement Notice and that Borrower is using its best efforts to resolve the Enforcement Notice, Borrower agrees to do the following: (i) continue to deliver to CF copies of any documents related to the Enforcement Notice, including, but not limited to, all communications between Borrower and the IRS regarding the Enforcement Notice, with such copies to be delivered to CF simultaneously with their submission by or delivery to Borrower, (ii) arrange for a teleconference(s) between Borrower, an authorized representative of the IRS, and CF to be held at such date(s) and time(s) reasonably requested by CF, to discuss the Enforcement Notice, (iii) hereby expressly authorizes CF to contact the IRS directly regarding the Enforcement Notice; and (iv) commencing on Tuesday, November 1, 2005, and on each Monday thereafter, to deliver to CF a detailed written report, in form, content, and detail satisfactory to CF (executed and certified by Borrower’s authorized representatives) describing the status of the Enforcement Notice and the Unfunded Payroll Taxes, all appeals, offers, or other actions Borrower has taken with respect to such matters, and of any response(s) or other communications Borrower has received from the IRS. Borrower understands, acknowledges, and agrees that if the IRS takes any action against Borrower or its assets at any time with respect to the Enforcement Notice or otherwise, GECC shall have no obligation to forbear from exercising, and GECC shall be entitled to exercise immediately, all of its rights and remedies under the Loan Agreement, the other GECC Documents, and this Agreement.

3.8 Continuing Obligations Regarding Unfunded Payroll Taxes. Borrower’s obligations regarding the Enforcement Notice in Section 3.7 above are in addition to Borrower’s continuing obligation to comply with and satisfy all terms of the Forbearance Agreements regarding the Unfunded Payroll Taxes, all of which remain in full force and effect. In addition to the foregoing, the non-compliance fee in the amount of $5,000 per week provided for in paragraph C.4. of the Fourteenth Forbearance Agreement will continue to accrue during the Extended Forbearance Period, and each such fee will be fully earned and due and payable in full by Borrower to CF on November 7, 2005, and continuing on each Monday thereafter, so long as Borrower has not obtained the release of any and all liens asserted by the IRS against Borrower, and delivered the same to GECC and all accrued and unpaid amounts of the non-compliance fee shall constitute part of the CF Obligations owing from Borrower to CF. In addition to all of the foregoing, Borrower will continue to comply with all requirements of the Forbearance Agreements regarding the Unfunded Payroll Taxes.

3.9 Lockbox Compliance. On or before November 7, 2005, CF will receive from Borrower, in form, content, and detail satisfactory to CF, written confirmation from Borrower (executed and certified by Borrower’s authorized representatives) evidencing and certifying that

Borrower is in full compliance with the lockbox provisions of Section 2.3 of the Loan Agreement, and that all payors of Borrower’s Accounts (including, but not limited to, any and all governmental authorities, fiscal intermediaries, and persons or entities acting on their behalf who are payors of Medicare or Medicaid Accounts) are depositing, and will continue to deposit, one hundred percent (100%) of the proceeds of any and all Accounts (the “Accounts Proceeds”) directly into the Lockbox Account(s). During the Extended Forbearance Period, i.e., from November 1, 2005 through November 30, 2005, and without altering or affecting in any way any of the foregoing duties and obligations of Borrower, Borrower will deposit one hundred percent (100%) of the Accounts Proceeds received by Borrower directly into the Lockbox Account(s) within twenty-four (24) hours of their receipt by Borrower, and on each Monday commencing on November 7, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF, in form, content, and detail satisfactory to CF, written reports from Borrower (executed and certified by Borrower’s authorized representatives) evidencing and certifying that, during each previous week, one hundred percent (100%) of the Accounts Proceeds were deposited directly in the Lockbox Account(s) by payors of Borrower’s Accounts.

3.10 Segregation Of Borrower’s Accounts. To the extent Borrower has or comes into possession of any accounts receivable, other rights to payment, or proceeds therefrom that are not owned by Borrower (including, but not limited to, any such property that is owned by Southland or Quality Care as described below) (“Non-Borrower Funds”), Borrower shall strictly segregate and keep all such Non-Borrower Funds separate from Borrower’s Accounts and Accounts Proceeds, and all Non-Borrower Funds shall be maintained at all times in bank or other accounts that are separate from any bank or other accounts which contain Accounts or Accounts Proceeds of Borrower. Without limiting the foregoing in any way, Borrower also will deliver to CF bank statements from any accounts controlled or administered by Borrower into which proceeds of any accounts receivable or other rights to payment of Quality Care and or Southland are deposited (“Quality Care/Southland Bank Accounts”), so that CF can confirm that all such property of Quality Care/Southland is strictly segregated from Borrower’s Accounts and Accounts Proceeds. On each Monday commencing on November 7, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF written confirmation, in form, content, and detail satisfactory to CF (executed and certified by Borrower’s authorized representatives) evidencing and certifying that Borrower has fully satisfied all requirements of this Section 3.10 (including, but not limited to, the delivery to CF of bank statements regarding Quality Care/Southland as provided above). Any failure by Borrower to comply with the terms of this Section 3.10 shall constitute an Event of Default under the Loan Agreement. The requirements of this Section 3.10 do not alter or affect in any way Borrower’s obligation to comply with the lockbox and other provisions of the Loan Agreement, the other GECC Documents, and this Agreement, regarding Accounts and Accounts Proceeds of Borrower.

3.11 Weekly Reports. On each Monday commencing on November 7, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF in form, content, and detail satisfactory to CF, written reports from Borrower (executed and certified by Borrower’s authorized representatives):

3.11.1 Describing any and all actions, communications, negotiations, and other developments regarding the Unfunded Payroll Taxes and/or the Enforcement Notice during the previous week, including, without limitation, any and all communications and negotiations with the IRS that relate to any of the foregoing, in order to assure GECC of Borrower’s continuing best efforts to arrange for and resolve such matters;

3.11.2 Updating Borrower’s progress with respect to refinancing from Meridian;

3.11.3 Updating status of Parent’s equity offering to Barron Partners LP, as well as the status of all other transactions Parent pursues during the Limited Forbearance Period, whether in the form of an equity offering, a loan, or otherwise, with Tenth Street Fund I, L.P., or any other Person.

3.11.4 Updating each of the information and document requirements stated in this Agreement.

All such written reports must be delivered to CF via overnight courier to the attention of Michael Gardullo.

3.12 Cash Flow Budget. On each Monday commencing on November 7, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF, in form, content, and detail satisfactory to CF, a rolling twelve (12) week cash flow budget (the “Budget”). The Budget shall include a certification (executed and certified by Borrower’s authorized representatives) evidencing and certifying that Borrower has performed in accordance with the Budget during the preceding week.

3.13 Bank Statements. Borrower shall deliver to CF on each Monday commencing on November 7, 2005, and continuing on each Monday thereafter, any and all bank statements and “teller statements” for any bank accounts maintained by Borrower, including, but not limited to, the Lockbox Account(s), and any Quality Care/Southland Bank Accounts.

Upon any failure by Borrower or Parent, as applicable, to perform and satisfy fully and to continue to perform and satisfy fully the obligations set forth in Sections 3.1 through 3.13 above, (i) GECC may, in GECC’s sole discretion, without further action, terminate the Extended Forbearance Period and exercise all rights available to it under the GECC Documents, at law, and in equity, and (ii) CF may, in CF’s sole discretion, cease making advances under the CF Documents.

3.14 Proceeds Of Equity Offering. Borrower and Parent hereby reiterate their representations to GECC that Parent will use, or cause to be used, (i) the proceeds of any offering of equity in Parent or of any affiliate of Borrower including, but not limited to, Southland Health Services, Inc. (for purposes of this Section 3.14, each such affiliate, a “Borrower Affiliate”), and (ii) the proceeds of any loan to Parent or to any Borrower Affiliate (an “Equity Offering/Loan”) to pay the Unfunded Payroll Taxes, the 2005 Unfunded Payroll Taxes, and related penalties, whether such proceeds are generated from a purchase of stock of Parent or of a Borrower Affiliate, warrants therefor, or other stock types of options, by Barron Partners LP or any other Person(s), or are loan proceeds from any loan to Parent or any Borrower Affiliate, (such proceeds, collectively, “Equity Offering/Loan Proceeds”). In order to implement that representation, Borrower and Parent hereby agree that Borrower and Parent shall cause all Equity

Offering/Loan Proceeds, less immediate and actual costs and expenses of such offering or loan, to be placed in an escrow account (an “Escrow Account”) at the closing of the corresponding Equity Offering/Loan pursuant to an escrow agreement and related documentation providing that the Equity Offering/Loan Proceeds in such escrow account shall be used first to pay the Unfunded Payroll Taxes, the 2005 Unfunded Payroll Taxes, and all related penalties until such time as all of Borrower’s past due obligations to the Internal Revenue Service are paid in full (collectively, “Escrow Documentation”), provided, however, that no Equity Offering/Loan Proceeds shall be placed in an escrow account or used to pay the Unfunded Payroll Taxes, the 2005 Unfunded Payroll Taxes, and related penalties unless and until Borrower and Parent have delivered to Lender the items described in (i) and (ii) in the immediately following sentence. At least five (5) Business Days prior to any closing of an Equity Offering/Loan, Borrower and Parent shall deliver to GECC: (i) evidence, in form, substance, and detail satisfactory to GECC (executed and certified by Parent’s authorized representatives) that the equity purchaser or lender, as the case may be, has been fully apprised that such Equity Offering/Loan Proceeds, or a specific portion thereof, will be used to pay the Unfunded Payroll Taxes, the 2005 Unfunded Payroll Taxes, and related penalties, and (ii) true and complete copies of all Escrow Documentation for the subject closing. Immediately following any closing of an Equity Offering/Loan, Borrower and Parent shall deliver to GECC evidence, in form, substance, and detail satisfactory to GECC (executed and certified by Parent’s authorized representatives) that an Escrow Account was funded in accordance with this Section 3.14. Thereafter, Parent shall deliver to GECC, written weekly report(s), in form, substance, and detail satisfactory to GECC (executed and certified by Parent’s authorized representatives) setting forth the amount of each withdrawal from the Escrow Account and evidencing application thereof until such time as all Unfunded Payroll Taxes, the 2005 Unfunded Payroll Taxes, all related penalties, and all other, if any, of Borrower’s past due obligations to the Internal Revenue Service are paid in full.

3.15 Equity Offering; No Lien. Borrower and Parent hereby represent to GECC and agree that no Equity Offering/Loan shall result in any lien or encumbrance on or any charge against the Collateral or any portion thereof or lien on or charge against any other property securing the CF Obligations and EF Obligations; the existence of any such lien, encumbrance, or charge shall constitute an immediate Event of Default without further notice or action on the part of GECC.

4. Forbearance Fee. Upon execution and delivery by Borrower to GECC of this Amendment, an amount equal to Twenty-Five Thousand And No Hundredths Dollars ($25,000.00) as a forbearance fee and in partial consideration for GECC’s agreement to enter into this Agreement (the “Forbearance Fee”) shall be fully earned by GECC. The Forbearance Fee shall be due and payable by Borrower in two installments as follows: (i) Fifteen Thousand And No Hundredths Dollars ($15,000.00) upon execution and delivery of this Agreement by Borrower to GECC, and (ii) Ten Thousand And No Hundredths Dollars ($10,000.00) on November 30, 2005, provided however, that in the event GECC receives indefeasible payment in full of all of the CF Obligations and the EF Obligations prior to November 30, 2005, and has no further obligation to fund or otherwise extend credit to Borrower, then: (A) the amount of the Forbearance Fee shall be reduced to $15,000.00, and (B) Borrower shall not be required to pay the second installment of $10,000.00. Borrower hereby authorizes and instructs GECC to make advances under the Loan Agreement to pay the Forbearance Fee when due, and each such advance shall constitute a Revolving Credit Loan (as that term is defined in the Loan Agreement). Borrower hereby acknowledges and agrees that: (i) the Forbearance Fee shall constitute a portion of the CF Obligations owing from Borrower to GECC under the provisions of the Loan Agreement and the other Loan Documents secured by the Collateral.

5. Application of Payments. Payments received by GECC from or on account of Borrower shall be applied in the following order: (i) first to satisfy the CF Obligations until (y) all of the CF Obligations have been paid in full, and (z) CF has no obligation to extend any credit to Borrower under any one or more of the CF Documents, the Forbearance Agreements, or otherwise, and (ii) second, and only after the CF Obligations have been paid in full, to satisfy the EF Obligations.

6. Maximum Loan Amount. Borrower hereby acknowledges and agrees that: (i) the Maximum Loan Amount is One Million Three Hundred Thousand And No Hundredths Dollars ($1,300,000.00), and (ii) Section 2.1(a) of the Loan Agreement was amended by the 9/1/05 Forbearance Agreement to provide that the Maximum Loan Amount is One Million Three Hundred Thousand And No Hundredths Dollars ($1,300,000.00).

7. Acknowledgements. Each entity comprising Borrower acknowledges that: (i) all amounts asserted to be due by GECC under the Consolidation Note and the other GECC Documents are justly due and owing to GECC, without any defense of Borrower or any right of Borrower to set off, recoup, or counterclaim (and, upon acceptance of any advance(s), Borrower waives and continues to waive any and all defenses and rights of setoff and recoupment, and releases and continues to release all claims of any kind against GECC); (ii) the GECC Documents are valid and enforceable against each entity comprising Borrower in accordance with their respective terms, and are not subject to avoidance under applicable state law or federal law; (iii) the liens and security interests granted to GECC in the Consolidation Note Collateral pursuant to the Restructuring Agreement and the other GECC Documents are valid, enforceable, and properly perfected, and are not subject to avoidance under applicable state law of federal law; and (iv) all of the same representations regarding validity and enforceability of GECC’s rights and all releases of GECC shall apply with equal force to CF and EF pursuant to this Agreement.

8. Costs and Expenses. GECC shall be entitled to charge and add to the amount owing by Borrower under the GECC Documents, all of GECC’s costs and expenses (including attorneys’ fees) incurred in relation to the Existing Defaults, the Enforcement Notice Default, the GECC Documents, this Agreement, and any of the requirements stated herein.

9. Default and Remedies. (i) Any failure by Parent, Borrower, or both, to perform fully and timely under this Agreement, or (ii) any representation or warranty made by Parent, Borrower, or both, in this Agreement, any financial statement, or any statement or representation made in any other certificate, report or opinion, delivered to GECC by Parent, Borrower, or both, in connection with this Agreement proves to have been incorrect or misleading in any material respect when made, shall constitute an event of default (“Event of Default”) hereunder and an Event of Default under and as that term is defined in any and all of the GECC Documents. In the event of an Event of Default hereunder or under any of the GECC Documents, GECC may exercise any and all remedies available to it under this Agreement, and all of the GECC Documents, at law, and in equity.

10. Full Force And Effect. Except as expressly set forth herein, this Agreement does not, and shall not be construed to, affect or limit in any way the terms and provisions of, or waive any right or remedy contained in any of the GECC Documents, or the rights and remedies of GECC thereunder. Borrower acknowledges and agrees that the GECC Documents, as expressly modified by this Agreement, all continue in full force and affect, and GECC retains all of its rights and remedies under the GECC Documents and otherwise.

11. No Waiver: Reservation of Rights.

11.1 Existing Defaults. Unless and only to the extent expressly provided herein, this Agreement applies only to the Existing Defaults, the Enforcement Notice Default, and the 2005 Tax Default and does not affect or limit GECC’s rights or remedies in any way with respect to any other or future act or omission (including any breach of the terms of this Agreement by Borrower, and further including, but not limited to, the conditions set forth herein) that may constitute a default by Borrower, or with respect to any default or Event of Default resulting from prior acts or omissions by Borrower other than the Existing Defaults, the Enforcement Notice Default, and the 2005 Tax Default.

11.2 No Modification. Except as expressly stated herein, nothing in this Agreement shall be a waiver or modification of any right, power, or remedy of GECC, nor a waiver or modification of any provision of any of the GECC Documents, and nothing in this Agreement shall be or shall be construed as any waiver of any default or Event of Default (including any default or Event of Default arising from any of the Existing Defaults or the Enforcement Notice Default or the 2005 Tax Default), whether now existing or hereafter arising; and GECC hereby reserves all of its rights and remedies under all of the GECC Documents and applicable law.

12. Releases. Each entity comprising Borrower hereby fully, finally, absolutely, and forever releases and discharges GECC and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors, assigns, and affiliates, and their separate and respective heirs, personal representatives, attorneys, successors, assigns, and affiliates, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits of Borrower, of whatever kind or nature, in law or equity, whether now known or unknown to Borrower, and whether contingent or matured: (i) in respect of each and all of GECC Documents and the actions or omissions of GECC in respect of each and all of the GECC Documents, and (ii) arising from events occurring prior to the date of this Agreement. The foregoing release and discharge shall be deemed renewed, automatically and without further action of the Borrower, as of the date of each advance of Loan proceeds under the Loan Agreement.

13. Miscellaneous.

13.1 Amendment. This Agreement may be amended or modified only explicitly in a writing signed by all parties to this Agreement.

13.2 Waiver: Remedies Cumulative. A waiver signed by GECC shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of GECC’s rights or remedies. All rights and remedies of GECC shall be cumulative and may be exercised singularly or concurrently, at GECC’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

13.3 Successors and Assigns. This Agreement shall be binding upon Parent and Borrower and their respective successors and assigns, except that neither Parent nor Borrower may assign any of their rights or duties under this Agreement without the prior written consent of GECC. This Agreement shall be binding upon and inure to the benefit of GECC and its successors and assigns. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the payment in full of all of the obligations evidenced by the Consolidation Note.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Maryland.

15. Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained in this Agreement or prescribed by this Agreement.

16. Interpretation: Headings. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. Each of the parties hereto shall be deemed to have drafted this Agreement. The rule of law that provides that ambiguities, inconsistencies and the like shall be construed against the author of a document or contract shall not apply to this Agreement. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words “herein,” “hereinabove,” “hereof,” and “hereunder” shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

17. Authorized. This Agreement has been duly and validly authorized by all necessary action on the part of all parties hereto.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which counterparts together shall constitute but one and the same instrument.

THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

“CF”		“BORROWER”

GENERAL ELECTRIC CAPITAL		EMERGYSTAT, INC, A MISSISSIPPI
CORPORATION, A DELAWARE		CORPORATION
CORPORATION, aka GE CAPITAL
COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES		By:	/s/ Larry N. Lunan
CF		Title	President

By:	/s/ Michael Gardullo
Title	Senior Vice President	EMERGYSTAT OF SULLIGENT, INC., AN ALABAMA CORPORATION

		By	/s/ Larry N. Lunan
“EF”		Title	President

GENERAL ELECTRIC CAPITAL		EXTENDED EMERGENCY SERVICES,
CORPORATION, A DELAWARE		INC., AN ALABAMA CORPORATION
CORPORATION, aka GE CAPITAL
COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES		By	/s/ Larry N. Lunan
EF		Title	President

By:	/s/ [ILLEGIBLE]
Title:	Senior Vice President	MED EXPRESS OF MISSISSIPPI, LLC, A MISSISSIPPI LIMITED LIABILITY COMPANY

		By	/s/ Larry N. Lunan
		Title	President

“PARENT”

BAD TOYS HOLDINGS, INC., A NEVADA
CORPORATION

		By:	/s/ Larry N. Lunan
		Title:	President

CONSENT AND AGREEMENT OF GUARANTOR BAD TOYS

This Consent And Agreement of Guarantor is executed by the undersigned Bad Toys Holding, Inc. (the “Guarantor Bad Toys”) with respect to the foregoing Forbearance Agreement No. 5 dated as of November 1, 2005 (the “11/1/05 Agreement”). Except as expressly stated otherwise herein, terms defined in the 11/1/05 Agreement will have the same meanings when used in this Consent And Agreement Of Guarantor.

Guarantor Bad Toys has executed and delivered the Tri-Party Agreement for the benefit of GECC, whereby, among other things, Guarantor guaranteed payment in full of Borrower’s obligations to pay the entire amount of the CF Obligations and the EF Obligations (the “Bad Toys Guaranty”).

Guarantor Bad Toys acknowledges (i) receiving and reading the 11/1/05 Agreement to which it is a party, (ii) the accuracy of the Recitals in the 11/1/05 Agreement, and (iii) the effectiveness, validity and enforceability of (A) the Bad Toys Guaranty, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Bad Toys Guaranty previously executed and delivered by Guarantor Bad Toys. The Bad Toys Guaranty and all such other agreements, documents, and instruments executed and delivered in connection therewith are referred to individually and collectively as the “Bad Toys Guaranty Documents”.

Guarantor Bad Toys consents to the agreement among Borrower, Parent (which is Guarantor Bad Toys), and GECC and all other matters stated in the 11/1/05 Agreement.

Guarantor Bad Toys fully, finally, and forever releases and discharges GECC and its predecessors, successors, assigns, directors, officers, employees, attorneys, agents, representatives, and affiliates, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor Bad Toys has or in the future may have, whether known or unknown (i) regarding the Loan, the GECC Documents, the 11/1/05 Agreement, the Bad Toys Guaranty Documents, or the actions or omissions of GECC relating to the Loan, the GECC Documents, the 11/1/05 Agreement, or the Bad Toys Guaranty Documents and (ii) arising from events occurring prior to the date hereof.

Guarantor Bad Toys agrees that all references in the Bad Toys Guaranty Documents, if any, to the Loan Agreement and any and all documents executed and/or delivered in relation to the Loan Agreement will be deemed to refer to such agreements, documents, and instruments as modified by the 11/1/05 Agreement.

Guarantor Bad Toys reaffirms and confirms the Bad Toys Guaranty Documents and agrees that the Bad Toys Guaranty Documents continue in full force and effect; and that the Bad Toys Guaranty Documents remain unchanged, unless and except to the extent specifically modified by this Consent And Agreement Of Guarantor.

Bad Toys Guarantor agrees that the GECC Documents and any and all documents executed and/or delivered in relation to the Loan Agreement, as modified by the Forbearance Agreements and the 11/1/05 Agreement, and the Bad Toys Guaranty Documents are the legal, valid, and binding obligations of Borrower and Bad Toys Guarantor, respectively, and are enforceable in accordance with their terms against Borrower and Guarantor, respectively and jointly, severally, and independently.

Guarantor Bad Toys has no defenses, counterclaims, setoffs, recoupments, or other adverse claims or causes of action of any kind existing with respect to the indebtedness owing by Borrower to GECC under the GECC Documents, or with respect to the validity, perfection, priority, and enforceability of the Bad Toys Guaranty Documents and any and all rights and interests granted therein to GECC. The Bad Toys Guaranty Documents are hereby ratified and confirmed in all respects.

Guarantor Bad Toys acknowledges that GECC is entering into the 11/1/05 Agreement and agreeing to the provisions contained therein in reliance on the truth and accuracy of the representations and warranties in this Consent And Agreement Of Guarantor Bad Toys. Despite any past or future acceptance of late or partial installment payments, any prior reinstatement, any prior negotiations, or any other forbearance of any kind by GECC, time remains of the essence of the Bad Toys Guaranty Documents, the GECC Documents, and the 11/1/05 Agreement.

Guarantor Bad Toys agrees that this Consent And Agreement Of Guarantor Bad Toys may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent And Agreement Of Guarantor to form one document.

DATED as of the date of the 11/1/05 Agreement.

BAD TOYS HOLDING, INC.,
A NEVADA CORPORATION

By:	/s/ Larry N. Lunan
Its:	President

Schedule 1 to Forbearance Agreement No. 5

Payroll Tax Analysis
Approx. Balance due 9/30/04		$1,800,000.00	Per IRS letter

	Liability Date		Payment Date
	10/01/04	$119,906.42
	10/08/04	$67,277.57
	10/15/04	$115,195.20
	10/22/04	$64,519.30
	10/29/04	$116,058.56
	11/05/04	$67,371.74
		$(67,371.74)	11/10/2004
	11/12/04	$126,126.26
	11/19/04	$65,617.24
		$(65,617.24)	11/23/2004		$(132,711.47)
	11/26/04	$121,264.40
	12/03/04	$64,840.77
	12/10/04	$121,406.94
	12/17/04	$62,153.03
		$(62,153.03)	12/22/2004
	12/24/04	$122,074.16
	12/31/04	$61.875.52
		$(61,875.52)	1/5/2005

	Due at 12/31/04	$2,838,669.58

Additional Payments
		$(200,183.99)	01/21/05
		$(300,000.00)	02/22/05
		$(25,000.00)	01/06/05
		$(25,000.00)	01/31/05
		$(25,000.00)	03/10/05	$(675,183.99)
		$(25,000.00)	04/07/05
		$(25,000.00)	04/27/05
		$(25,000.00)	06/02/05
		$(25,000.00)	07/01/05
		$(25,000.00)	08/01/05
		$(25,000.00)	09/15/05

	Bal forward 2004	$2,113,485.59

2005

	Liability Date		Payment Date
January
	1/7/05	124,388.71
		(123,316.29)	1/14/05
	1/14/05	73,240.30
		(73,234.10)	1/19/05
	1/21/05	94,443.88
		(94,015.62)	1/27/05
	1/28/05	80,041.48
		(79,804.54)	2/4/05
		(1,742.81)	2/15/05

	Bal due Jan	1.01

February
	2/4/05	88,885.16
		(88,885.35)	2/10/05
	2/11/05	94,698.37
		(94,698.91)	2/17/05
	2/18/05	92,140.46
		(92,916.80)	2/23/05
	2/25/05	91,219.32
		(91,157.04)	3/2/05

	Bal due Feb	(714.78)

March
	3/4/05	89,658.13
		(89,530.03)	3/9/05
	3/11/05	95,851.88
		(95,803.77)	3/17/05
	3/18/05	92,656.45
		(92,536.70)	3/25/05
	3/25/05	92,239.92
		(92,290.52)	4/11/05
		(246.52)	4/15/05

	Bal due Mar	(1.16)

April
	4/1/05	97,089.38
		(97,089.67)	4/26/05
	4/8/05	98,306.98
		(98,307.46)	4/28/05
	4/15/05	96,087.33
		(96,087.70)	5/10/05
	4/22/05	90,919.41
	4/29/05	99,748.92
		(193,522.21)	5/16/05

	Bal due Apr	(2,855.01)

May
	05/06/05	$94,810.16
	05/13/05	$98,580.94
	05/20/05	$88,963.40
	05/27/05	$101,208.85
		$(94,810.16)	7/29/05

	Bal due May	$288,753.19

June
	06/03/05	$90,964.04
	06/10/05	$105,399.59
	06/17/05	$88,602.39
	06/24/05	$104,668.48

	Bal due June	$389,634.50

July
	07/01/05	$91,458.62
	07/08/05	$103,765.93
	07/15/05	$92,704.33
	07/22/05	$103,354.92
	07/29/05	$102,341.98

	Bal due July	$493,625.78

August
	8/5/2005	$104,168.27
	8/12/2005	$101,734.34
	8/19/2005	$102,345.72
	8/26/2005	$97,100.65

		$(103,698.68)	8/24/05

		$301,650.30

September
	9/2/2005	$102,717.81
	9/9/2005	$96,587.69
	9/16/2005	$120,899.09
	9/23/2005	$96,917.40
	9/30/2005	$106,389.11
		$(102,717.81)	9/7/2005
		$(96,587.69)	9/14/2005
		$(120,899.09)	9/21/2005
		$(97,388.65)	9/28/2005
		$(106,389.11)	Holding

		$(471.26)

October
	10/7/2005	$98,416.40
	10/14/2005	$102,166.70
	10/21/2005	$92,884.51
	10/28/2005

		$(96,416.40)	10/24/2005

		$195,150.21

Total Due 2005		$1,664,772.79
Bal on 2004 roll forward		$2,113,485.59
Penalties and Interest/Levy		$251,748.97	$2,365,234.56

		$4,030,007.35

SCHEDULE 2

(page 1 of 2)

Forbearance Agreements

1.	Letter Agreement between GECC and Borrower dated as of July 16, 2003 ( the “7/16/03 Letter Agreement”), as modified by that Letter Agreement between GECC and Borrower dated October 1, 2003 ( the “10/1/03 Letter Agreement,” and collectively with the 7/16/03 Letter Agreement, the “Forbearance Agreement”);

2.	Letter Agreement between GECC and Borrower dated November 6, 2003 (the “Second Forbearance Agreement”);

3.	Letter Agreement between GECC and Borrower dated November 14, 2003 (the “Third Forbearance Agreement”);

4.	Letter Agreement between GECC and Borrower dated November 26, 2003 (the “11/26/03 Letter Agreement”), as modified by that Letter Agreement between GECC and Borrower dated December 3, 2003 (the “12/3/03 Letter Agreement”, and collectively with the 11/26/03 Letter Agreement, the “Fourth Forbearance Agreement”);

5.	Letter Agreement between GECC and Borrower dated December 19, 2003 (the “Fifth Forbearance Agreement”);

6.	Letter Agreement between GECC and Borrower dated January 26, 2004 (the “Sixth Forbearance Agreement”);

7.	Letter Agreement between GECC and Borrower dated February 18, 2004 (the Seventh Forbearance Agreement”);

8.	Letter Agreement between GECC and Borrower dated March 15, 2004 (the “Eighth Forbearance Agreement”);

9.	Letter Agreement between GECC and Borrower dated April 23, 2004 (the “Ninth Forbearance Agreement”);

10.	Letter Agreement between GECC and Borrower dated May 28, 2004 (the “Tenth Forbearance Agreement”);

11.	Letter Agreement between GECC and Borrower dated June 21, 2004 (the “Eleventh Forbearance Agreement”);

12.	Letter Agreement between GECC and Borrower dated June 28, 2004 (the “Twelfth Forbearance Agreement”);

SCHEDULE 2

(page 2 of 2)

Forbearance Agreement

13.	Letter Agreement between GECC and Borrower dated July 12, 2004 (the “Thirteenth Forbearance Agreement”);

14.	Letter Agreement between GECC and Borrower dated July 26, 2004 (the “Fourteenth Forbearance Agreement”);

15.	Letter Agreement between GECC and Borrower dated August 25, 2004 (the “Fifteenth Forbearance Agreement”);

16.	Letter Agreement between GECC and Borrower dated September 16, 2004 (the “Sixteenth Forbearance Agreement”);

17.	Letter Agreement between GECC and Borrower dated October 4, 2004 (the “Seventeenth Forbearance Agreement”).

18.	Letter Agreement between GECC and Borrower dated November 30, 2004 (the “Eighteenth Forbearance Agreement”).

19.	Letter Agreement between GECC and Borrower dated December 14, 2004 (the “Nineteenth Forbearance Agreement”).

20.	Letter Agreement between GECC and Borrower dated January 21, 2005 (the “Twentieth Forbearance Agreement”).

21.	Letter Agreement between GECC and Borrower dated February 1, 2005 (the “2/01/05 Forbearance Agreement”).

22.	Forbearance Agreement between GECC and Borrower dated as of May 31, 2005 (the “5/31/05 Forbearance Agreement”).

22.	Forbearance Agreement No. 2 between GECC and Borrower dated as of July 15, 2005 (the “7/15/05 Forbearance Agreement”).

23.	Forbearance Agreement No. 3 between GECC and Borrower dated as of September 1, 2005 (the “91/05 Forbearance Agreement”).

24.	Forbearance Agreement No. 4, between GECC and Borrower dated as of October 1, 2005 (the “10/1/05 Forbearance Agreement”).